New York Mortgage Trust Reports
First Quarter 2020 Results

NEW YORK, NY - May 21, 2020 (GLOBE NEWSWIRE) - New York Mortgage Trust, Inc. (Nasdaq: NYMT) (“NYMT,” the “Company,” “we,” “our” or “us”) today reported results for the three months ended March 31, 2020.

Summary of First Quarter 2020:
(dollar amounts in thousands, except per share data)

For the Three Months Ended March 31, 2020
Net loss attributable to Company's common stockholders	$(598,680)
Net loss attributable to Company's common stockholders per share (basic)	$(1.71)
Net interest income	$47,082
Net interest margin	2.92%
Comprehensive loss attributable to Company's common stockholders	$(740,844)
Comprehensive loss attributable to Company's common stockholders per share (basic)	$(2.11)
Book value per common share at the end of the period	$3.89
Economic return on book value for the quarter (1)	(32.7)%

(1)	Economic return on book value is based on the periodic change in GAAP book value per common share plus dividends declared per common share, if any, during the period.

Key Developments First Quarter of 2020:

•
Experienced unprecedented market conditions resulting from the COVID-19 pandemic. In response, the Company took the following actions to manage its portfolio through the disruption and improve its liquidity:

•
Sold all of our first loss multi-family POs and certain mezzanine CMBS securities issued by the Consolidated K-Series for total sales proceeds of $555.2 million, recognized a net realized loss of $54.1 million and reversed previously recognized net unrealized gains of $168.5 million. As a result of the sales, we de-consolidated $17.4 billion in multi-family loans held in securitization trusts and $16.6 billion in multi-family collateralized debt obligations.

•
Sold $1.4 billion of investment securities, including $993.0 million of Agency RMBS, $145.4 million of Agency CMBS, $130.9 million of non-Agency RMBS and $114.0 million of CMBS investment securities and recognized a net realized loss of $58.7 million.

•	Sold residential loans for approximately $50.0 million in proceeds, recognized a realized loss of $16.2 million and reversed previously recognized unrealized gains of $4.5 million.

•
Terminated interest rate swaps resulting in a net realized loss of $73.1 million, which was partially offset by the reversal of previously recognized unrealized losses of $29.0 million for a total net loss of $44.1 million.

•	Reduced outstanding repurchase agreements for investment securities by $1.6 billion from year-end levels, resulting in a portfolio leverage ratio of 0.7 times at quarter end.

•	Prior to the market disruption, we acquired residential and multi-family credit assets totaling $531.2 million.

•	During the first half of the quarter, we issued 85.1 million shares of common stock collectively through two underwritten public offerings, resulting in total net proceeds of $511.9 million.

Subsequent Developments:

In addition to the actions above, in early April 2020, the Company settled its outstanding receivable for securities sold as of March 31, 2020 in the amount of $213.6 million and obtained additional financing in the amount of $248.8 million for residential loans pledged under a repurchase agreement. Using the proceeds from these transactions, combined with $137.2 million in previously pledged cash margin, the Company terminated investment securities repurchase agreements, repaying $562.9 million.

As of April 7, 2020, the Company had approximately $200 million in cash and cash equivalents, approximately $1.5 billion in total unencumbered investment portfolio and a portfolio leverage ratio of 0.6 times.

Management Overview

Steven Mumma, Chairman and Chief Executive Officer, commented: "The global COVID-19 pandemic led to unprecedented market conditions late in the first quarter. As a result, we took decisive action in the latter half of March to improve our liquidity and reduce our exposure to mark-to-market financing counterparties, selling $2.0 billion in assets and reducing our repurchase agreement financings by $1.7 billion from year end-levels. We finished the quarter with $173 million in cash liquidity and a portfolio leverage ratio of 0.7 times. These actions to improve our liquidity did come at a significant cost, as the Company had its worst quarter in its history, seeing its book value drop by 33% and temporarily suspending its quarterly dividends. We believe these actions have better positioned the Company to weather the ongoing economic storm caused by the pandemic and to recover some of the $300 million of net unrealized losses on our balance sheet and deliver the results our stockholders expect."

Jason Serrano, President, commented:  "Today, with approximately $200 million of unrestricted cash, $1.5 billion of unencumbered investment portfolio and a market leading low leverage ratio under 1 times, we are positioned to take advantage of an extremely dislocated investment landscape, while also finalizing term financing initiatives to further reduce our mark-to-market exposure."

In connection with the release of the Company’s financial results, the Company will post a supplemental financial presentation on its website at www.nymtrust.com under "Events and Presentations." Management intends to utilize this supplemental presentation as a discussion guide for the Company's first quarter conference call on Friday, May 22.

Capital Allocation

The following tables set forth, by investment category, our allocated capital at March 31, 2020, our interest income and interest expense, and the average yield, average portfolio financing cost, and portfolio net interest margin for our average interest earning assets for the three months ended March 31, 2020 (dollar amounts in thousands):

	Single-Family Credit (1)	Multi- Family Credit	Other	Total
Investment securities available for sale, at fair value	$576,108	$268,856	$42,344	$887,308
Residential loans, at fair value	2,776,630	—	—	2,776,630
Residential collateralized debt obligations, at fair value	(1,034,992)	—	—	(1,034,992)
Residential collateralized debt obligations	(38,959)	—	—	(38,959)
Investments in unconsolidated entities	66,790	145,175	—	211,965
Preferred equity and mezzanine loan investments	—	179,292	—	179,292
Other investments (2)	242	14,769	—	15,011
Carrying value	$2,345,819	$608,092	$42,344	$2,996,255
Liabilities:
Repurchase agreements	(1,047,987)	(380,137)	—	(1,428,124)
Subordinated debentures	—	—	(45,000)	(45,000)
Convertible notes	—	—	(133,534)	(133,534)
Cash and restricted cash (3)	65,695	112,899	167,513	346,107
Other	57,001	202,767	4,979	264,747
Net capital allocated	$1,420,528	$543,621	$36,302	$2,000,451

Total Leverage Ratio (4)				0.8
Portfolio Leverage Ratio (5)				0.7

(1)
The Company, through its ownership of certain securities, has determined it is the primary beneficiary of Consolidated SLST and has consolidated the assets and liabilities of Consolidated SLST in the Company’s condensed consolidated financial statements.

(2)
Includes real estate under development in the amount of $14.8 million and other loan investments in the amount of $0.2 million, both of which are included in the Company's accompanying condensed consolidated balance sheets in receivables and other assets.

(3)	Restricted cash is included in the Company's accompanying condensed consolidated balance sheets in receivables and other assets.

(4)
Represents total outstanding repurchase agreement financing, subordinated debentures and convertible notes divided by the Company's total stockholders' equity. Does not include SLST CDOs amounting to $1.0 billion and Residential CDOs amounting to $39.0 million that are consolidated in the Company's financial statements as they are non-recourse debt for which the Company has no obligation.

(5)	Represents outstanding repurchase agreement financing divided by the Company's total stockholders' equity.

Net Interest Income - Three Months Ended March 31, 2020:	Agency (1)	Single-Family Credit (2)	Multi- Family Credit (3)	Other	Total
Interest Income (4)	$6,402	$34,321	$30,214	$1,379	$72,316
Interest Expense	(4,930)	(10,205)	(6,715)	(3,384)	(25,234)
Net Interest Income (Expense)	$1,472	$24,116	$23,499	$(2,005)	$47,082

Portfolio Net Interest Margin - Three Months Ended March 31, 2020:
Average Interest Earning Assets (5) (6)	$1,074,013	$2,591,264	$1,116,461	$50,333	$4,832,071
Average Yield on Interest Earning Assets (7)	2.38%	5.30%	10.82%	10.96%	5.99%
Average Portfolio Financing Cost (8)	(2.28)%	(3.16)%	(3.90)%	—	(3.07)%
Portfolio Net Interest Margin (9)	0.10%	2.14%	6.92%	10.96%	2.92%

(1)	Includes Agency RMBS and Agency CMBS. In response to the turmoil in the financial markets, the Company sold 100% of its Agency securities in March.

(2)
The Company, through its ownership of certain securities, has determined it is the primary beneficiary of Consolidated SLST and has consolidated the assets and liabilities of Consolidated SLST in the Company’s condensed consolidated financial statements. Interest income amounts represent interest income earned by securities that are owned by the Company. A reconciliation of net interest income from the Single-Family Credit portfolio is included below in "Additional Information."

(3)
Prior to the sale of first loss multi-family POs in the first quarter, the Company had determined it was the primary beneficiary of the Consolidated K-Series and had consolidated the assets and liabilities of the Consolidated K-Series into the Company’s condensed consolidated financial statements.  Interest income amounts represent interest income earned by securities that were owned by the Company. A reconciliation of net interest income from the Multi-Family Credit portfolio is included below in "Additional Information."

(4)	Includes interest income earned on cash accounts held by the Company.

(5)	Average Interest Earning Assets for the periods indicated exclude all Consolidated SLST and Consolidated K-Series assets other than those securities owned by the Company.

(6)	Average Interest Earning Assets is calculated each quarter based on daily average amortized cost for the respective periods.

(7)	Average Yield on Interest Earning Assets was calculated by dividing our annualized interest income by our Average Interest Earning Assets for the respective periods.

(8)
Average Portfolio Financing Cost was calculated by dividing our annualized interest expense by our average interest bearing liabilities, excluding the interest expense generated by our subordinated debentures and convertible notes of approximately $0.6 million and $2.7 million, respectively.

(9)
Portfolio Net Interest Margin is the difference between our Average Yield on Interest Earning Assets and our Average Portfolio Financing Cost, excluding the weighted average cost of subordinated debentures and convertible notes.

Conference Call

On Friday, May 22, 2020 at 9:00 a.m., Eastern Time, New York Mortgage Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company’s financial results for the three months ended March 31, 2020. The conference call dial-in number is (877) 312-8806. The replay will be available until Friday, May 29, 2020 and can be accessed by dialing (855) 859-2056 and entering passcode 9438028. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis, at the Company's website at http://www.nymtrust.com. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast.

In connection with the release of these financial results, the Company will also post a supplemental financial presentation that will accompany the conference call, on its website at www.nymtrust.com under "Events and Presentations." First quarter 2020 financial and operating data can be viewed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which is expected to be filed with the Securities and Exchange Commission on or about May 26, 2020. A copy of the Form 10-Q will be posted at the Company’s website as soon as reasonably practicable following its filing with the Securities and Exchange Commission.

About New York Mortgage Trust

New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust for federal income tax purposes (“REIT”). NYMT is an internally managed REIT in the business of acquiring, investing in, financing and managing mortgage-related and residential housing-related assets and targets residential loans (including distressed residential loans, non-QM loans, second mortgages and other residential loans), structured multi-family property investments such as multi-family CMBS and preferred equity in, and mezzanine loans to, owners of multi-family properties, non-Agency RMBS, Agency RMBS, Agency CMBS and other mortgage-related, residential housing-related and credit-related assets. For a list of defined terms used from time to time in this press release, see “Defined Terms” below.

Defined Terms

The following defines certain of the commonly used terms that may appear in this press release: “RMBS” refers to residential mortgage-backed securities backed by adjustable-rate, hybrid adjustable-rate, or fixed-rate residential loans; “Agency RMBS” refers to RMBS representing interests in or obligations backed by pools of mortgage loans guaranteed by a government sponsored enterprise (“GSE”), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); “ABS” refers to debt and/or equity tranches of securitizations backed by various asset classes including, but not limited to, automobiles, aircraft, credit cards, equipment, franchises, recreational vehicles and student loans; “non-Agency RMBS” refers to RMBS that are not guaranteed by any agency of the U.S. Government or any GSE; “Agency ARMs” refers to Agency RMBS comprised of adjustable-rate and hybrid adjustable-rate RMBS; “Agency fixed-rate RMBS” refers to Agency RMBS comprised of fixed-rate RMBS; “IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; “POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; “ARMs” refers to adjustable-rate residential loans; “residential securitized loans” refers to prime credit quality ARMs held in securitization trusts; “distressed residential loans” refers to pools of re-performing, non-performing, and other delinquent loans secured by first liens on one- to four-family properties; “CMBS” refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities, as well as PO, IO or mezzanine securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; “Agency CMBS” refers to CMBS representing interests in or obligations backed by pools of multi-family mortgage loans guaranteed by a GSE; “multi-family CMBS” refers to CMBS backed by commercial mortgage loans on multi-family properties; “multi-family securitized loans” refers to the commercial mortgage loans included in the Consolidated K-Series; “CDO” refers to collateralized debt obligation; “Consolidated K-Series” refers to certain Freddie Mac-sponsored multi-family loan K-Series securitizations, of which we, or one of our special purpose entities, owned the first loss PO securities and certain IO and/or senior or mezzanine securities issued by them, that we consolidated in our financial statements in accordance with GAAP; “Consolidated SLST” refers to a Freddie Mac-sponsored residential loan securitization, comprised of seasoned re-performing and non-performing residential loans, of which we own the first loss subordinated securities and certain IOs, that we consolidate in our financial statements in accordance with GAAP; “SLST CDOs” refers to the debt that permanently finances the residential loans held in Consolidated SLST that we consolidate in our financial statements in accordance with GAAP; “Multi-family CDOs” refers to the debt that permanently financed the multi-family mortgage loans held in the Consolidated K-Series that we consolidated in our financial statements in accordance with GAAP; “Residential CDOs” refers to the debt that permanently finances our residential loans held in securitization trusts that we consolidate in our financial statements in accordance with GAAP; “Agency” portfolio includes Agency RMBS and Agency CMBS; “Multi-Family Credit” portfolio includes multi-family CMBS, preferred equity and mezzanine loan investments and certain investments in unconsolidated entities that invest in multi-family credit assets; and “Single-Family Credit” portfolio includes residential loans at fair value, non-Agency RMBS, loans held for sale and certain investments in unconsolidated entities that invest in single-family residential assets.

Additional Information

We determined that Consolidated SLST is a variable interest entity and that we are the primary beneficiary of Consolidated SLST. As a result, we are required to consolidate Consolidated SLST’s underlying seasoned re-performing and non-performing residential loans including its liabilities, income and expenses in our condensed consolidated financial statements. We have elected the fair value option on the assets and liabilities held within Consolidated SLST, which requires that changes in valuations in the assets and liabilities of Consolidated SLST be reflected in our condensed consolidated statements of operations.

A reconciliation of our net interest income generated by our Single-Family Credit portfolio to our condensed consolidated financial statements for the three months ended March 31, 2020 is set forth below (dollar amounts in thousands):

For the Three Months Ended March 31, 2020
Interest income, residential loans	$34,300
Interest income, investment securities available for sale (1)	8,556
Interest expense, SLST CDOs (2)	(8,535)
Interest income, Single-Family Credit, net	34,321
Interest expense, repurchase agreements	(9,968)
Interest expense, Residential CDOs (2)	(237)
Net interest income, Single-Family Credit	$24,116

(1)	Included in the Company’s accompanying condensed consolidated statements of operations in interest income, investment securities and other interest earning assets.

(2)	Included in the Company’s accompanying condensed consolidated statements of operations in interest expense, residential collateralized debt obligations.

Prior to the sale of first loss multi-family POs in the first quarter, we determined that the Consolidated K-Series were variable interest entities and that we were the primary beneficiary of the Consolidated K-Series. As a result, we were required to consolidate the Consolidated K-Series’ underlying multi-family loans including their liabilities, income and expenses in our condensed consolidated financial statements. We elected the fair value option on the assets and liabilities held within the Consolidated K-Series, which required that changes in valuations in the assets and liabilities of the Consolidated K-Series be reflected in our condensed consolidated statements of operations.

A reconciliation of our net interest income generated by our Multi-Family Credit portfolio to our condensed consolidated financial statements for the three months ended March 31, 2020 is set forth below (dollar amounts in thousands):

For the Three Months Ended March 31, 2020
Interest income, multi-family loans held in securitization trusts	$151,841
Interest income, investment securities available for sale (1)	2,762
Interest income, preferred equity and mezzanine loan investments	5,373
Interest expense, multi-family collateralized debt obligations	(129,762)
Interest income, Multi-Family Credit, net	30,214
Interest expense, repurchase agreements	(6,715)
Net interest income, Multi-Family Credit	$23,499

(1)	Included in the Company’s accompanying condensed consolidated statements of operations in interest income, investment securities and other interest earning assets.

Cautionary Statement Regarding Forward-Looking Statements

When used in this press release, in future filings with the Securities and Exchange Commission (the “SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “could,” “would,” “should,” “may”, “expect” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as such, may involve known and unknown risks, uncertainties and assumptions.

Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results and outcomes could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation: changes in the Company’s business and investment strategy; changes in interest rates and the fair market value of the Company’s assets, including negative changes resulting in margin calls relating to the financing of the Company’s assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; general volatility of the markets in which the Company invests; changes in prepayment rates on the loans the Company owns or that underlie the Company’s investment securities; increased rates of default or delinquencies and/or decreased recovery rates on the Company’s assets; the Company’s ability to identify and acquire targeted assets, including assets in its investment pipeline; changes in relationships with the Company’s financing counterparties and the Company’s ability to borrow to finance its assets and the terms thereof; the Company’s ability to predict and control costs; changes in governmental laws, regulations or policies affecting the Company’s business, including in response to COVID-19; the Company’s ability to make distributions to its stockholders in the future; the Company’s ability to maintain its qualification as a REIT for federal tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; risks associated with investing in real estate assets, including changes in business conditions and the general economy, the availability of investment opportunities and the conditions in the market for Agency RMBS, non-Agency RMBS, ABS and CMBS securities, residential mortgage loans, structured multi-family investments and other mortgage-, residential housing- and credit-related assets, including changes resulting from the ongoing spread and economic effects of COVID-19; and the impact of COVID-19 on the Company, its operations and its personnel.

These and other risks, uncertainties and factors, including the risk factors described in the Company’s reports filed with the SEC pursuant to the Exchange Act, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

CONTACT:             AT THE COMPANY
Mari Nitta
Investor Relations Associate
Phone: (646) 795-4066
Email: InvestorRelations@nymtrust.com

FINANCIAL TABLES FOLLOW

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	March 31, 2020	December 31, 2019
	(unaudited)
ASSETS
Investment securities available for sale, at fair value	$887,308	$2,006,140
Residential loans, at fair value	2,776,630	2,758,640
Residential loans, net	—	202,756
Investments in unconsolidated entities	211,965	189,965
Preferred equity and mezzanine loan investments	179,292	180,045
Multi-family loans held in securitization trusts, at fair value	—	17,816,746
Derivative assets	—	15,878
Receivable for securities sold	213,585	—
Cash and cash equivalents	172,513	118,763
Goodwill	—	25,222
Receivables and other assets	277,008	169,214
Total Assets (1)	$4,718,301	$23,483,369
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Repurchase agreements	$1,428,124	$3,105,416
Multi-family collateralized debt obligations, at fair value	—	16,724,451
Residential collateralized debt obligations, at fair value	1,034,992	1,052,829
Residential collateralized debt obligations	38,959	40,429
Convertible notes	133,534	132,955
Subordinated debentures	45,000	45,000
Accrued expenses and other liabilities	37,241	177,260
Total liabilities (1)	2,717,850	21,278,340
Commitments and Contingencies
Stockholders' Equity:
Preferred stock, par value $0.01 per share, 30,900,000 shares authorized, 20,872,888 shares issued and outstanding ($532,118,757 and $521,822,200 aggregate liquidation preference, respectively)	504,765	504,765
Common stock, par value $0.01 per share, 800,000,000 shares authorized, 377,465,405 and 291,371,039 shares issued and outstanding, respectively	3,775	2,914
Additional paid-in capital	2,334,793	1,821,785
Accumulated other comprehensive (loss) income	(117,032)	25,132
Accumulated deficit	(724,962)	(148,863)
Company's stockholders' equity	2,001,339	2,205,733
Non-controlling interest in consolidated variable interest entities	(888)	(704)
Total equity	2,000,451	2,205,029
Total Liabilities and Stockholders' Equity	$4,718,301	$23,483,369

(1)
Our condensed consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs") as the Company is the primary beneficiary of these VIEs. As of March 31, 2020 and December 31, 2019, assets of consolidated VIEs totaled $1,283,255 and $19,270,384, respectively, and the liabilities of consolidated VIEs totaled $1,076,678 and $17,878,314, respectively.

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended March 31,
	2020	2019
INTEREST INCOME:
Investment securities and other interest earning assets	$19,099	$15,316
Residential loans	34,300	15,891
Preferred equity and mezzanine loan investments	5,373	5,007
Multi-family loans held in securitization trusts	151,841	111,768
Total interest income	210,613	147,982

INTEREST EXPENSE:
Repurchase agreements and other interest bearing liabilities	21,613	20,386
Residential collateralized debt obligations	8,772	422
Multi-family collateralized debt obligations	129,762	96,797
Convertible notes	2,735	2,691
Subordinated debentures	649	741
Securitized debt	—	742
Total interest expense	163,531	121,779

NET INTEREST INCOME	47,082	26,203

NON-INTEREST (LOSS) INCOME:
Recovery of loan losses	—	1,065
Realized (losses) gains, net	(147,918)	22,006
Realized loss on de-consolidation of multi-family loans held in securitization trusts and multi-family collateralized debt obligations, net	(54,118)	—
Unrealized (losses) gains, net	(396,780)	2,708
Impairment of goodwill	(25,222)	—
Loss on extinguishment of debt	—	(2,857)
Income from real estate held for sale in consolidated variable interest entities	—	215
Other income	2,035	7,728
Total non-interest (loss) income	(622,003)	30,865

GENERAL, ADMINISTRATIVE AND OPERATING EXPENSES:
General and administrative expenses	10,806	8,910
Expenses related to residential loans	3,079	3,252
Expenses related to real estate held for sale in consolidated variable interest entities	—	482
Total general, administrative and operating expenses	13,885	12,644

(LOSS) INCOME FROM OPERATIONS BEFORE INCOME TAXES	(588,806)	44,424
Income tax (benefit) expense	(239)	74
NET (LOSS) INCOME	(588,567)	44,350
Net loss (income) attributable to non-controlling interest in consolidated variable interest entities	184	(211)
NET (LOSS) INCOME ATTRIBUTABLE TO COMPANY	(588,383)	44,139
Preferred stock dividends	(10,297)	(5,925)
NET (LOSS) INCOME ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS	$(598,680)	$38,214

Basic (loss) earnings per common share	$(1.71)	$0.22
Diluted (loss) earnings per common share	$(1.71)	$0.21
Weighted average shares outstanding-basic	350,912	174,421
Weighted average shares outstanding-diluted	350,912	194,970

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
SUMMARY OF QUARTERLY (LOSS) EARNINGS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Net interest income	$47,082	$43,999	$31,971	$25,691	$26,203
Total non-interest (loss) income	(622,003)	33,626	21,396	8,561	30,865
Total general, administrative and operating expenses	13,885	12,509	12,288	12,394	12,644
(Loss) income from operations before income taxes	(588,806)	65,116	41,079	21,858	44,424
Income tax (benefit) expense	(239)	(172)	(187)	(134)	74
Net (loss) income	(588,567)	65,288	41,266	21,992	44,350
Net loss (income) attributable to non-controlling interest in consolidated variable interest entities	184	195	113	743	(211)
Net (loss) income attributable to Company	(588,383)	65,483	41,379	22,735	44,139
Preferred stock dividends	(10,297)	(10,175)	(6,544)	(6,257)	(5,925)
Net (loss) income attributable to Company's common stockholders	(598,680)	55,308	34,835	16,478	38,214
Basic (loss) earnings per common share	$(1.71)	$0.20	$0.15	$0.08	$0.22
Diluted (loss) earnings per common share	$(1.71)	$0.20	$0.15	$0.08	$0.21
Weighted average shares outstanding - basic	350,912	275,121	234,043	200,691	174,421
Weighted average shares outstanding - diluted	350,912	296,347	255,537	202,398	194,970

Book value per common share	$3.89	$5.78	$5.77	$5.75	$5.75
Dividends declared per common share (1)	$—	$0.20	$0.20	$0.20	$0.20
Dividends accumulated or declared per preferred share on Series B Preferred Stock (2)	$0.48	$0.48	$0.48	$0.48	$0.48
Dividends accumulated or declared per preferred share on Series C Preferred Stock (2)	$0.49	$0.49	$0.49	$0.49	$0.49
Dividends accumulated or declared per preferred share on Series D Preferred Stock (2)	$0.50	$0.50	$0.50	$0.50	$0.50
Dividends accumulated or declared per preferred share on Series E Preferred Stock (2)	$0.49	$0.48	$—	$—	$—

(1)
On March 23, 2020, the Company announced that it had temporarily suspended its quarterly dividend on common stock, commencing with the first quarter of 2020. As a result, the Company did not declare a cash dividend on its common stock during the three months ended March 31, 2020.

(2)
On March 23, 2020, the Company announced that it had temporarily suspended quarterly dividends on its Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock (collectively, the "Preferred Stock") that would have been payable in April 2020. As a result, the Company did not declare quarterly dividends on the Preferred Stock during the three months ended March 31, 2020. Amounts presented for this period in the table above represent the accumulated dividend per share amounts for the three months ended March 31, 2020.